UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2023

Universal Logistics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-51142	38-3640097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 586 920-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On August 1, 2023, Universal Logistics Holdings, Inc. entered into a joinder agreement to the second amended and restated registration rights agreement dated July 28, 2021 with the Swiftsure Irrevocable Trust under Agreement dated December 26, 2012, as decanted November 28, 2020. Under the joinder agreement, the Swiftsure Trust was added as a party to and recipient of the registration rights set forth in the registration rights agreement, including customary shelf, demand, and piggyback registration rights on the same terms as the other holders of registrable securities under the registration rights agreement.

The foregoing description of the joinder agreement is not complete and is qualified in its entirety by reference to the full text of the joinder agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Joinder Agreement dated August 1, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	August 3, 2023	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary